UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2026

SOUND POINT DIRECT LENDING BDC

(Exact name of registrant as specified in its charter)

Delaware	814-01938	33-4342329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 Park Avenue, 34th Floor, New York, New York 10152

(Address of Principal Executive Offices, Zip Code)

(212) 895-2280

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02. Unregistered Sale of Equity Securities.

On July 9, 2026, Sound Point Direct Lending BDC (the “Company”) delivered a capital drawdown notice to investors relating to the sale of approximately 1,168,937 common shares of beneficial interest, par value $0.001 per share (the “Shares”), for an aggregate offering price of approximately $29,029,733. The sale is expected to close on or about July 22, 2026.

The sale of the Shares is being made pursuant to the subscription agreements entered into by the Company and its investors. Under the terms of the subscription agreements, investors are required to fund drawdowns to purchase Shares up to the amount of their respective capital commitments on an as-needed basis with a minimum of 10 business days prior notice to the funding date.

The offer and sale of the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being made in reliance on the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof and/or Regulation D promulgated thereunder. The Company relied, in part, upon representations from the shareholders in the subscription agreements that each shareholder was an accredited investor as defined in Regulation D under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUND POINT DIRECT LENDING BDC

Dated: July 22, 2026	By:	/s/ Andrew Eversfield
	Name:	Andrew Eversfield
	Title:	Chief Executive Officer

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